EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No.  333-195602 on Form S-6 of our report dated July 22, 2014, relating to the statement of financial condition of Morgan Stanley Global Investment Solutions — Contrarian Candidates Portfolio, Series 1, appearing  in  the  Prospectus, which is a part of such Registration  Statement,  and to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

July 22, 2014